EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statement on Form S-8 (File No. 333-51702) of Connecticut Water Service, Inc. of our report dated June 26, 2013 relating to the financial statements of Savings Plan of the Connecticut Water Company as of December 31, 2012 and 2011, and for the years then ended, which appears in this 2012 Annual Report on Form 11-K.

/s/ CohnReznick LLP

Glastonbury, Connecticut
June 26, 2013